Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-1 /A (File No. 333-260101) of Kidpik Corp. of our report dated May 17, 2021, on our audits of the financial statements of Kidpik Corp. as of January 2, 2021 and December 28, 2019 and for the years then ended, which includes an explanatory paragraph related to Kidpik Corp.’s ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts”.

/s/ CohnReznick LLP

New York, New York

October 29, 2021